As  filed  with  the  Securities and Exchange Commission on August 2, 1999.

                                                    Registration  No. 333-32165
===============================================================================


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549

                             __________

                 POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                              FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             __________


                        AVONDALE INDUSTRIES, INC
         (Exact name of Registrant as specified in its charter)

  LOUISIANA                                                39-1097012
(State or other                                          (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation or
 organization)

                         5100 RIVER ROAD
                   NEW ORLEANS, LOUISIANA 70094
                 (Address, including zip code, of
              Registrant's principal executive offices)

                            __________

                    1997 STOCK INCENTIVE PLAN
                    (Full title of the Plans)

                            __________

                         5100 RIVER ROAD
                     AVONDALE, LOUISIANA  70094
                         (504) 436-2121
             (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      ALBERT L. BOSSIER, JR.
             PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     AVONDALE INDUSTRIES, INC.
                         5100 RIVER ROAD
                     AVONDALE, LOUISIANA  70094
                         (504) 436-2121
     (Name, address, including zip code, and telephone number, including area code, of agent for service



                                               Copies to:

    DANIEL A. NEFF, ESQ.                     JOHN E. PRESTON, ESQ.                         CURTIS R. HEARN, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ      SENIOR VICE PRESIDENT AND GENERAL COUNSEL       JONES, WALKER, WAECHTER, POITEVENT
   51 WEST 52ND STREET                       LITTON INDUSTRIES, INC.                    CARRERE & DENEGRE, L.L.P.
  NEW YORK, NEW YORK  10019                  21240 BURBANK BOULEVARD                     201 ST. CHARLES AVENUE
    (212) 403-1000                       WOODLAND HILLS, CALIFORNIA 91367             NEW ORLEANS, LOUISIANA 70170
                                                (818) 598-5000                               (504) 582-8000

=======================================================================================================================

The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act.


                   DEREGISTRATION OF SECURITIES


     This Registration Statement on Form S-8 (Registration Number 333-32165 (the "Registration Statement"), registered 1,430,000 shares of Common Stock, par value $1.00 per share (the "Shares"), of Avondale Industries, Inc. (the "Company"). The Shares were to be offered by the Company to its employees pursuant to the terms of the Company's 1997 Stock Incentive Plan (the "Plan").

     The Company hereby removes from registration all Shares registered hereunder which remain unsold as of the date hereof. As a result of an Agreement and Plan of Merger (the "Agreement") between the Company and Litton Industries, Inc. ("Litton"), pursuant to which a subsidiary of Litton was merged with and into the Company (the "Merger"), all incentives based upon the capital stock of the Company outstanding under the Company's stock incentive plans, including the Plan, were canceled upon consummation of the Merger on August 2, 1999. In addition, in accordance with the Agreement, no additional grants in respect of the Company's capital stock may be made under the Plan.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 2, 1999.

                                          AVONDALE INDUSTRIES, INC.

                                          By: /S/ ALBERT L. BOSSIER, JR.
                                             ----------------------------------
                                                  Albert L. Bossier, Jr.
                                          President and Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                          TITLE                    DATE


/S/ ALBERT L. BOSSIER, JR.
--------------------------     Chief Executive Officer        August 2, 1999
Albert L. Bossier, Jr.             and President
                            (Principle Executive Officer)

/S/ THOMAS M. KITCHEN
--------------------------    Corporate Vice President        August 2, 1999
Thomas M. Kitchen            Chief Financial Officer and
                                     Secretary
                            (Principle Financial Officer
                          and Principle Accounting Officer)



--------------------------            Director                ________, 1999
D. Michael Steuert


/S/ JOHN E. PRESTON
--------------------------            Director                August 2, 1999
John E. Preston

/S/ JEANETTE M. THOMAS
--------------------------            Director                August 2, 1999
Jeanette M. Thomas